EXHIBIT 1.1


                             VAN KAMPEN UNIT TRUSTS,
                            TAXABLE INCOME SERIES 166

                                 TRUST AGREEMENT


                              Dated: April 7, 2009


     This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York Mellon, as Trustee, Standard & Poor's Securities Evaluations, Inc., as Evaluator, and Van Kampen Asset Management, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Insured Income Trust, Effective for Unit Investment Trusts Established On and After May 24, 2001 (Including Van Kampen Focus Portfolios Insured Income Trust, Series 80 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

     1. The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

     2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information-General Information-Number of Units" in the Prospectus Part I for each Trust.

     3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number Of Units" in the Prospectus Part I for each Trust.

     4. The term "First Settlement Date" shall mean the date set forth in footnote 3 under "Summary of Essential Financial Information" in the Prospectus
Part I for each Trust.

     5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for each Trust.

     6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated
Distributions--Monthly Distributions" in the Prospectus Part I for each Trust.

     7. The term "Semi-Annual Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for each Trust.

     8. The term "Semi-Annual Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for each Trust.

     9. The term "Evaluator" shall mean Standard & Poor's Securities Evaluations, Inc. and its successors in interest, or any successor evaluator appointed as provided in the Standard Terms and Conditions of the Trust.

     10. The term "Insured Trust" shall mean a Trust which is comprised entirely of Pre-Insured Bonds and/or Bonds as to which such Trust has obtained Portfolio Insurance.

     11. The term "Supervisor" shall mean Van Kampen Asset Management and its successors in interest or any successor supervisor appointed as provided in the Standard Terms and Conditions of Trust.

     12. The term "Trustee" shall mean The Bank of New York Mellon and its successors in interest or any successor trustee appointed as provided in the Standard Terms and Conditions of Trust.

     13. The term "Uninsured Trust" shall mean any Trust other than an Insured Trust.

     14. Section 2.06 shall not apply to any Uninsured Trust.

     15. Section 3.05 is amended by adding the following subsection immediately after Section 3.05(f):

     "(g) Notwithstanding any of the previous provisions, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

     16. The following shall be added to Section 3.07 of the Standard Terms and Conditions of Trust immediately following Section 3.07(h):

     "(i) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (a) to maintain the qualification of the Trust as a regulated investment company or (b) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

     In the event a Security is sold pursuant to any provisions of this Section
3.07 as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, then the Depositor may, but is not obligated, to direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit."

     17. The words "long-term" in Section 3.14(a)(i) shall be deleted.

     18. Neither Section 3.14(a)(iv) nor Section 3.14(c) shall apply to any Uninsured Trust.

     19. The paragraph immediately following Section 3.14(e) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "Notwithstanding anything to the contrary in this Section 3.14, no substitution of Replacement Bonds will be made if such substitution will adversely affect the federal income tax status of the related Trust."

     20. The Standard Terms and Conditions of Trust shall be amended to include the following section:

     "Section 3.18. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as a regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews."

     21. For purposes of Section 5.01(a), "Business Day" shall mean any day the New York Stock Exchange is open for business.

     22. Section 6.02 is amended by adding the following to the end of the section:

     "Notwithstanding anything to the foregoing, in connection with any redemption by a Unitholder of 1,000 or more Units or Units having an aggregate Redemption Price of $1,000,000 or more, the Trustee may in its discretion, and shall when so instructed by the Depositor, satisfy such redemption through a distribution of such Unitholder's pro rata portion of each Bond then held by the Trust. Such tendering Unitholder will receive his pro rata number of Bonds comprising the portfolio of such Trust, cash from the Interest Account representing interest and cash from the Principal Account equal to any balance to be paid on such redemption, including accrued interest. Such pro rata share of each Bond and the related cash to which such tendering Unitholder is entitled is referred to herein as an "In Kind Distribution." An In Kind Distribution will be made by the Trustee through the distribution of each of the Bonds in book-entry form to the account of the Unitholder's bank or broker-dealer at Depository Trust Company. If funds in the Interest or Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Bonds according to the criteria discussed herein."

     23. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for each Trust. In addition, the last sentence of the first paragraph of Section 7.04 is hereby deleted.

     24. Section 9.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Bonds other than those specified in the Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units (whether evidenced by Certificates or held in uncertificated form) without the consent of all affected Unitholders.

     (b) Except for the amendments, changes or modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 75% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a regulated investment company for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

     (c) Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment."

     25. The first sentence of Section 9.02 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

     "Section 9.02. Termination. This Indenture and any Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Bond held in such Trust unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of Unitholders representing 75% of the then outstanding Units of such Trust; provided, that in no event shall a Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of the related Trust Agreement except for an Intermediate Corporate Investment Grade Trust, Insured Laddered Trust or Insured Income Trust (Intermediate) which in no event shall continue beyond the end of the calendar year preceding the twentieth anniversary of the execution of the related Trust Agreement (the respective "Mandatory Termination Date"); and provided further that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond of such Trusts if retention of such Bond, until due, shall be deemed to be in the best interests of Unitholders, including, but not limited to, situations in which a Bond insured by the Portfolio Insurance, if any, are in default, situations in which a Bond insured by Portfolio Insurance reflects a deteriorated market price resulting from a fear of default and situations in which a Bond mature after the Mandatory Termination Date."

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                             VAN KAMPEN FUNDS INC.

                            By /s/ JOHN F. TIERNEY
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                              Executive Director


                          VAN KAMPEN ASSET MANAGEMENT

                            By /s/ JOHN F. TIERNEY
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                              Executive Director


                STANDARD & POOR'S SECURITIES EVALUATIONS, INC.

                           By /s/ FRANK A. CICCOTTO
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                             Senior Vice President


                          THE BANK OF NEW YORK MELLON

                              By /s/ Golda Daniel
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                           Assistant Vice President



                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                VAN KAMPEN UNIT TRUSTS, TAXABLE INCOME SERIES 166

     [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prosp ectus Part I for each Trust.]